As filed with the Securities and Exchange Commission on September 15, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NUTRISYSTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3012204
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

202 Welsh Road

Horsham, Pennsylvania, 19044

(215) 706-5300

(Address of Principal Executive Offices)

NUTRISYSTEM, INC.

2000 Equity Incentive Plan for Directors and Outside Consultants

and

2000 Equity Incentive Plan for Employees

(Full Title of the Plan)

James D. Brown

Chief Financial Officer

202 Welsh Road

Horsham, Pennsylvania 19044

(Name and Address of Agent For Service)

(215) 706-5302

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

James W. McKenzie, Jr., Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5134

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of` shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
2000 Equity Incentive Plan for Directors and Outside Consultants Common Stock, par value $.001 per share	500,000	$1.72	$860,000	$108.96
2000 Equity Incentive Plan for Employees Common Stock, par value $.001 per share	1,000,000	$1.72	$1,720,000	$217.92
Total:	1,500,000		$2,580,000	$326.88

(1)	This registration statement covers shares of common stock of NutriSystem, Inc. that may be offered or sold pursuant to the 2000 Equity Incentive Plan for Directors and Outside Consultants and the 2000 Equity Incentive Plan for Employees. This registration statement also relates to an indeterminate number of shares of common stock that may be issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	The price of $1.72 per share, which is the average of the high and low prices of the common stock on September 9, 2004, is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.
(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0001267.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by NutriSystem, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed by the Registrant with the Commission on March 29, 2004;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2004 and March 31, 2004, as filed by the Registrant with the Commission on August 9, 2004 and May 10, 2004, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed on July 30, 2004, April 30, 2004 and February 26, 2004 reporting Items 5, 7, 9 and 12 (excluding the exhibit and portions thereof relating to Items 9 and 12); and

(d) The descriptions of the Registrant’s securities contained in the Registrant’s Amended Registration Statement on Form 8-A under the Exchange Act, filed on May 7, 2004, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

None.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was acting in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 of the DGCL further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Company’s By-laws provide that the Company shall indemnify its directors and officers and, to the extent permitted by the Board of Directors, the Company’s employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Company’s By-laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any of the Company’s directors, officers, employees or agents arising out of their capacity as such.

Item 7. Exemption for Registration Claimed.

None.

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	NutriSystem, Inc. 2000 Equity Incentive Plan for Directors and Outside Consultants

10.2	NutriSystem 2000 Equity Incentive Plan for Employees

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24 1	Power of Attorney (included in signature page)

Item 9. Undertakings.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(2) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any additional or changed material information with respect to the plan of distribution; provided, however, that paragraphs (a)(1) and (a)(2) of this Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Commonwealth of Pennsylvania, on September 14, 2004.

NUTRISYSTEM, INC.

By:	/s/ Michael J. Hagan
Michael J. Hagan
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Hagan and James D. Brown, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Hagan Michael J. Hagan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 14, 2004

/s/ James D. Brown James D. Brown	Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2004

/s/ George Jankovic George Jankovic	President, Chief Operations Officer and Director	September 14, 2004

/s/ Ian J. Berg	Director	September 14, 2004
Ian J. Berg

/s/ Michael A. DiPiano Michael A. DiPiano	Director	September 14, 2004

/s/ Warren V. (Pete) Musser Warren V. (Pete) Musser	Director	September 14, 2004

/s/ Brian P. Tierney Brian P. Tierney	Director	September 14, 2004

/s/ Stephen T. Zarrilli Stephen T. Zarrilli	Director	September 14, 2004

NUTRISYSTEM, INC.

INDEX TO EXHIBITS

The following is the Index to Exhibits filed as part of this Registration Statement on Form S-8. Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	NutriSystem, Inc. 2000 Equity Incentive Plan for Directors and Outside Consultants

10.2	NutriSystem, Inc. 2000 Equity Incentive Plan for Employees

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)